EXHIBIT 99.1

For Immediate Release

BioNitrogen Holdings Corp. Announces Appointment of Graham Copley as CEO.

[Miami FL] — [11/23/2015], — BioNitrogen Holdings Corp. today announced the appointment of Graham Copley as its new CEO, effective immediately.

The Board of Directors unanimously approved Mr. Copley's appointment. "Graham's wealth of knowledge and experience in the Chemical and Financial Industries has been instrumental during his short tenure as a member of the Board of Directors, and he will play a key role in reorganizing the company", said Carlos Contreras, who steps down as CEO but will remain Chairman of the Board.

Mr. Copley commented that "the company is working hard to find options for exiting Chapter 11 with a restructured balance sheet and a return to creditors".

Investors and Media should direct their enquiries as follows:

Email: BION@pentant.com

Phone: 203.553.9825

Primary Contact: Lilian Ruiz

About BioNitrogen Holdings Corp.

BioNitrogen Holdings Corp. (OTC PINK: BION) is a cleantech company that utilizes patented technology to build environmentally friendly plants that convert biomass into urea fertilizer. Additional information can be found at www.BioNitrogen.com.

Safe Harbor Statement

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